(MKS LOGO)

EXHIBIT 99.1

Contact: Seth H. Bagshaw
Vice President, Chief Financial Officer & Treasurer
Telephone: 978.645.5578

MKS Instruments Reports Q2 2014 Financial Results

Andover, Mass., July 23, 2014 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, today reports second quarter 2014 financial results.

	GAAP Results	Non-GAAP Results
Net revenues ($ millions)	$185	$185
Gross Margin	43.1%	43.4%
Operating margin	16.6%	17.6%
Net income ($ millions)	$21.2	$22.6
Diluted EPS	$0.40	$0.42

Second Quarter Financial Results

Sales were $185 million, a decrease of 10% from $206 million in the first quarter of 2014, and an increase of 18% from $157 million in the second quarter of 2013.

Second quarter net income was $21.2 million, or $0.40 per diluted share, compared to net income of $31.2 million, or $0.58 per diluted share in the first quarter of 2014, and $7.3 million, or $0.14 per diluted share in the second quarter of 2013.

Non-GAAP net earnings, which exclude special charges and benefits, were $22.6 million, or $0.42 per diluted share, compared to $27.2 million, or $0.51 per diluted share in the first quarter of 2014, and $7.3 million, or $0.14 per diluted share in the second quarter of 2013.

In the second quarter, the Company deployed $20.0 million of cash on hand to repurchase approximately 0.7 million shares of its stock. The board of directors also authorized an increase to the quarterly cash dividend, from $0.16 per share to $0.165 per share, and paid a dividend of $8.8 million on June 13. The Company also closed its previously announced $87 million acquisition of Granville-Phillips on May 30.

Gerald Colella, Chief Executive Officer and President, said, “I am extremely pleased with our financial performance in the second quarter, with sales above guidance primarily due to better than anticipated demand in the semiconductor market, as well as continued growth into other advanced markets, which grew for the third consecutive quarter. We have favorable exposure to today’s technology inflection points, especially those weighted to etch and deposition process steps, and we believe we will gain an increasing share of the incremental capital required to support these technology changes. We also have strong, high-level programs and relationships to support semiconductor device makers globally. As a result, we believe we are well positioned to benefit both from shifts as well as increases in capital equipment spending.

“Looking ahead, reports from the recent semiconductor industry tradeshow continue to project that third quarter OEM shipments may be down from the second quarter. In our other markets, the global economy continues to improve and we continue to search out and leverage growth opportunities in a strategic manner. Based on these factors, and looking at current business levels, we anticipate that sales in the third quarter may range from $170 million to $190 million, and at these volumes, our non-GAAP net earnings could range from $0.28 to $0.42 per share.”

Conference Call Details

A conference call with management will be held on Thursday, July 24, 2014 at 8:30 a.m. (EDT). To participate in the conference call, please dial (877) 212-6076 for domestic callers and (707) 287-9331 for international callers, and an operator will connect you. Participants will need to provide the operator with the Conference ID of 56229335, which has been reserved for this call. A live and archived webcast of the call will be available on the company’s website at www.mksinst.com.

Use of Non-GAAP Financial Results

Non-GAAP amounts exclude amortization of acquired intangible assets, costs associated with completed acquisitions, an inventory step-up adjustment related to an acquisition, restructuring charges, a benefit related to an insurance reimbursement, discrete tax benefits and charges, and the related tax effect of these adjustments. These non-GAAP measures are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS’ management believes the presentation of these non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor and analyze critical parameters of advanced manufacturing processes to improve process performance and productivity. Our products are derived from our core competencies in pressure measurement and control, materials delivery, gas composition analysis, control and information technology, power and reactive gas generation, and vacuum technology. Our primary served markets are manufacturers of capital equipment for semiconductor devices, and for other thin film applications including flat panel displays, solar cells, light emitting diodes, data storage media, and other advanced coatings. We also leverage our technology in other markets with advanced manufacturing applications including medical equipment, pharmaceutical manufacturing, energy generation and environmental monitoring.

Forward-Looking Statements

This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act regarding MKS’ future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, and other advanced manufacturing markets, fluctuations in net sales to MKS’ major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS’ filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	June 30, 2014	June 30, 2013	March 31, 2014
Net revenues:
Products	$157,466	$132,541	$181,186
Services	27,231	24,387	25,167

Total net revenues	184,697	156,928	206,353
Cost of revenues:
Products	87,513	79,206	100,211
Services	17,549	15,764	16,770

Total cost of revenues	105,062	94,970	116,981
Gross profit	79,635	61,958	89,372
Research and development	15,421	16,813	15,618
Selling, general and administrative	32,239	34,849	34,591
Insurance reimbursement	—	(1,071)	—
Acquisition costs	271	—	228
Restructuring	—	198	747
Amortization of intangible assets	1,044	742	410

Income from operations	30,660	10,427	37,778
Interest income, net	231	211	235

Income from operations before income taxes	30,891	10,638	38,013
Provision for income taxes	9,667	3,318	6,768

Net income	$21,224	$7,320	$31,245

Net income per share:
Basic	$0.40	$0.14	$0.58
Diluted	$0.40	$0.14	$0.58
Cash dividends per common share	$0.165	$0.16	$0.16
Weighted average shares outstanding:
Basic	53,361	53,054	53,411
Diluted	53,537	53,358	53,776
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Net income	$21,224	$7,320	$31,245
Adjustments (net of tax, if applicable):
Tax benefit (Note 1)	—	—	(5,079)
Acquisition costs (Note 2)	271	—	228
Acquisition inventory step-up (Note 3)	545	—	—
Insurance reimbursement (Note 4)	—	(1,071)	—
Restructuring (Note 5)	—	198	747
Amortization of intangible assets	1,044	742	410
Pro forma tax adjustments	(486)	61	(366)

Non-GAAP net earnings (Note 6)	$22,598	$7,250	$27,185

Non-GAAP net earnings per share (Note 6)	$0.42	$0.14	$0.51

Weighted average shares outstanding	53,537	53,358	53,776
Income from operations	$30,660	$10,427	$37,778
Adjustments:
Acquisition costs (Note 2)	271	—	228
Acquisition inventory step-up (Note 3)	545	—	—
Insurance reimbursement (Note 4)	—	(1,071)	—
Restructuring (Note 5)	—	198	747
Amortization of intangible assets	1,044	742	410

Non-GAAP income from operations (Note 7)	$32,520	$10,296	$39,163

Non-GAAP operating margin percentage (Note 7)	17.6%	6.6%	19.0%

Gross profit	$79,635	$61,958	$89,372
Acquisition inventory step-up (Note 3)	545	—	—

Non-GAAP gross profit (Note 8)	$80,180	$61,958	$89,372

Non-GAAP gross profit percentage (Note 8)	43.4%	39.5%	43.3%

Note 1: The three months ended March 31, 2014 includes a tax benefit related to settlement of an audit and other discrete tax items.

Note 2: The three months ended June 30, 2014 and March 31, 2014 includes acquisition costs comprised mainly of legal fees related to the Granville-Phillips acquisition which closed during the second quarter of 2014.

Note 3: Inventory step-up adjustment related to the Granville-Phillips acquisition which closed during the second quarter of 2014.

Note 4: In the third quarter of 2012, we incurred $5.3 million in charges to settle litigation with former shareholders of one of our former subsidiaries. This litigation was long standing and the decision to reach a settlement was made to eliminate future legal expenses related to the suit. In the second quarter of 2013, we recovered $1.1 million from our insurance company relating to the prior year legal settlement.

Note 5: The three month period ended March 31, 2014 includes restructuring charges primarily for severance related costs associated with a reduction in work force throughout the Company. The three month period ended June 30, 2013 includes restructuring charges primarily for severance related costs related to the consolidation of two sites.

Note 6: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of intangible assets, restructuring costs, costs associated with completed acquisitions, an inventory step-up adjustment related to an acquisition, a benefit related to an insurance reimbursement, discrete tax benefits and charges, and the related tax effect of these adjustments to reflect the expected full year effective tax rate in the related quarter.

Note 7: The Non-GAAP income from operations and Non-GAAP operating margin percentages exclude amortization of intangible assets, restructuring costs, costs associated with completed acquisitions, an inventory step-up adjustment related to an acquisition and a benefit related to an insurance reimbursement.

Note 8: The Non-GAAP gross profit amounts and Non-GAAP gross profit percentages exclude an inventory step-up adjustment related to an acquisition.

MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Six Months Ended June 30,
	2014	2013
Net revenues:
Products	$338,652	$249,152
Services	52,398	49,421

Total net revenues	391,050	298,573
Cost of revenues:
Products	187,724	149,781
Services	34,319	32,132

Total cost of revenues	222,043	181,913
Gross profit	169,007	116,660
Research and development	31,039	32,061
Selling, general and administrative	66,830	68,982
Insurance reimbursement	—	(1,071)
Acquisition costs	499	171
Restructuring	747	238
Amortization of intangible assets	1,454	1,176

Income from operations	68,438	15,103
Interest income, net	466	502

Income from operations before income taxes	68,904	15,605
Provision for income taxes	16,435	2,524

Net income	$52,469	$13,081

Net income per share:
Basic	$0.98	$0.25
Diluted	$0.98	$0.25
Cash dividends per common share	$0.325	$0.32
Weighted average shares outstanding:
Basic	53,386	52,914
Diluted	53,657	53,359
The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:
Net income	$52,469	$13,081
Adjustments (net of tax, if applicable):
Tax benefit (Note 1)	(5,079)	(2,353)
Insurance reimbursement (Note 2)	—	(1,071)
Acquisition costs (Note 3)	499	171
Acquisition inventory step-up (Note 4)	545	—
Restructuring (Note 5)	747	238
Amortization of intangible assets	1,454	1,176
Pro forma tax adjustments	(852)	(120)

Non-GAAP net earnings (Note 6)	$49,783	$11,122

Non-GAAP net earnings per share (Note 6)	$0.93	$0.21

Weighted average shares outstanding	53,657	53,359
Income from operations	$68,438	$15,103
Adjustments:
Insurance reimbursement (Note 2)	—	(1,071)
Acquisition costs (Note 3)	499	171
Acquisition inventory step-up (Note 4)	545	—
Restructuring (Note 5)	747	238
Amortization of intangible assets	1,454	1,176

Non-GAAP income from operations (Note 7)	$71,683	$15,617

Non-GAAP operating margin percentage (Note 7)	18.3%	5.2%

Gross profit	$169,007	$116,660
Acquisition inventory step-up (Note 4)	545	—

Non-GAAP gross profit (Note 8)	$169,552	$116,660

Non-GAAP gross profit percentage (Note 8)	43.4%	39.1%

Note 1: The six months ended June 30, 2014 includes a tax benefit related to the settlement of an audit and other discrete tax items during the first quarter of 2014. The six months ended June 30, 2013 includes a tax benefit related to the enactment of the American Taxpayer Relief Act of 2012 on January 2, 2013.

Note 2: In the third quarter of 2012, we incurred $5.3 million in charges to settle litigation with former shareholders of one of our former subsidiaries. This litigation was long standing and the decision to reach a settlement was made to eliminate future legal expenses related to the suit. In the second quarter of 2013, we recovered $1.1 million from our insurance company relating to the prior year legal settlement.

Note 3: The six months ended June 30, 2014 includes acquisition costs comprised of legal fees and filing fees related to the Granville-Phillips acquisition which closed during the second quarter of 2014. The six months ended June 30, 2013 includes acquisition costs comprised of legal fees related to the Company’s acquisition of Alter S.r.l., in March 2013.

Note 4: Inventory step-up adjustment related to the Granville-Phillips acquisition which closed during the second quarter of 2014.

Note 5: The six month period ended June 30, 2014 includes restructuring charges primarily for severance related costs related to a reduction in work force throughout the Company. The six month period ended June 30, 2013 includes restructuring charges primarily for severance related costs related to the consolidation of two sites.

Note 6: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude amortization of intangible assets, restructurings, costs associated with acquisitions, an inventory step-up adjustment related to an acquisition, a benefit related to an insurance reimbursement the related tax effect of these adjustments and pro forma income tax adjustments to reflect the expected full year effective tax rate in the related period.

Note 7: The Non-GAAP income from operations and Non-GAAP operating margin percentages exclude amortization of intangible assets, restructuring costs, costs associated with completed acquisitions, an inventory step-up adjustment related to an acquisition and a benefit related to an insurance reimbursement.

Note 8: The Non-GAAP gross profit amounts and Non-GAAP gross profit percentages exclude an inventory step-up adjustment related to an acquisition.

MKS Instruments, Inc.
Reconciliation of GAAP Income Tax Rate to Non-GAAP Income Tax Rate
(In thousands)

	Three Months Ended June 30, 2014			Three Months Ended June 30, 2013
	Income Before	Provision	Effective		Provision
	Income Taxes	(benefit) for	Tax Rate	Income Before	(benefit) for	Effective
		Income Taxes		Income Taxes	Income Taxes	Tax Rate
GAAP	$30,891	$9,667	31.3%	$10,638	$3,318	31.2%
Adjustments:
Acquisition costs (Note 3)	271	—		—	—
Acquisition inventory step-up (Note 4)	545	—		—	—
Restructuring (Note 5)	—	—		198	—
Insurance reimbursement (Note 2)	—	—		(1,071)	—
Amortization of intangible assets	1,044	—		742	—
Tax effect of pro forma adjustments	—	642		—	(147)
Adjustment to pro forma tax rate	—	(156)		—	86

Non-GAAP	$32,751	$10,153	31.0%	$10,507	$3,257	31.0%

	Three Months Ended March 31, 2014
		Provision	Effective
	Income Before	(benefit) for	Tax Rate
	Income Taxes	Income Taxes
GAAP	$38,013	$6,768	17.8%
Adjustments:
Tax benefit (Note 1)	—	5,079
Acquisition costs (Note 3)	228	—
Restructuring	747	—
Amortization of intangible assets	410	—
Tax effect of pro forma adjustments	—	468
Adjustment to pro forma tax rate	—	(102)

Non-GAAP	$39,398	$12,213	31.0%

	Six Months Ended June 30, 2014			Six Months Ended June 30, 2013
		Provision			Provision	Effective
	Income Before	(benefit) for	Effective	Income Before	(benefit) for	Tax Rate
	Income Taxes	Income Taxes	Tax Rate	Income Taxes	Income Taxes
GAAP	$68,904	$16,435	23.9%	$15,605	$2,524	16.2%
Adjustments:
Tax benefit (Note 1)	—	5,079		—	2,353
Insurance reimbursement (Note 2)	—	—		(1,071)	—
Acquisition costs (Note 3)	499	—		171	—
Acquisition inventory step-up	545	—		—	—
(Note 4)
Restructuring (Note 5)	747	—		238	—
Amortization of intangible assets	1,454	—		1,176	—
Tax effect of pro forma adjustments	—	1,110		—	35
Adjustment to pro forma tax rate	—	(258)		—	85

Non-GAAP	$72,149	$22,366	31.0%	$16,119	$4,997	31.0%

Note 1: The six months ended June 30, 2014 includes a tax benefit related to the settlement of an audit and other discrete tax items during the first quarter of 2014. The six months ended June 30, 2013 includes a tax benefit related to the enactment of the American Taxpayer Relief Act of 2012 on January 2, 2013.

Note 2: In the third quarter of 2012, we incurred $5.3 million in charges to settle litigation with former shareholders of one of our former subsidiaries. This litigation was long standing and the decision to reach a settlement was made to eliminate future legal expenses related to the suit. In the second quarter of 2013, we recovered $1.1 million from our insurance company relating to the prior year legal settlement.

Note 3: The three and six months ended June 30, 2014 includes acquisition costs comprised mainly of legal fees related to the Granville-Phillips acquisition which closed during the second quarter of 2014. The six months ended June 30, 2013 includes acquisition costs comprised of legal fees related to the Company’s acquisition of Alter S.r.l., in March 2013.

Note 4: Inventory step-up adjustment related to the Granville-Phillips acquisition which closed during the second quarter of 2014.

Note 5: The six month period ended June 30, 2014 includes restructuring charges primarily for severance related costs associated with a reduction in work force throughout the Company. The six month period ended June 30, 2013 includes restructuring charges primarily for severance related costs related to the consolidation of two sites.

MKS Instruments, Inc.
Reconciliation of Q3-14 Guidance — GAAP Net Income to Non-GAAP Net Earnings
(In thousands, except per share data)

	The Months Ended September 30, 2014
	Low Guidance		High Guidance
	$ Amount	$ Per Share	$ Amount	$ Per Share
GAAP net income	$12,200	$0.23	$19,900	$0.37
Acquisition inventory step-up (Note 1)	1,800	0.03	1,800	0.03
Amortization	1,800	0.03	1,800	0.03
Tax effect of adjustments (Note 2)	(1,100)	(0.01)	(1,100)	(0.01)

Non-GAAP net earnings	$14,700	$0.28	$22,400	$0.42

Q3-14 forecasted shares		53,400		53,400

Note 1: Inventory step-up adjustment related to the Granville-Phillips acquisition which closed during the second quarter of 2014.

Note 2: The Non-GAAP adjustments are tax effected at the estimated Q3-14 tax rate of 31%.

MKS Instruments, Inc.
Unaudited Consolidated Balance Sheet
(In thousands)

	June 30, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$262,789	$288,902
Short-term investments	202,128	300,715
Trade accounts receivable, net	101,487	116,744
Inventories	155,872	142,727
Deferred income taxes	10,618	13,428
Other current assets	28,707	16,715
Assets classified as held for sale	1,427	—

Total current assets	763,028	879,231
Property, plant and equipment, net	75,960	77,536
Long-term investments	80,912	60,405
Goodwill	193,050	150,909
Intangible assets, net	51,012	13,090
Other assets	33,939	31,847

Total assets	$1,197,901	$1,213,018

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$26,654	$40,074
Accrued compensation	22,443	43,662
Income taxes payable	4,168	10,444
Other current liabilities	39,507	34,242

Total current liabilities	92,772	128,422
Other liabilities	61,843	63,073
Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	726,831	730,571
Retained earnings	303,277	278,966
Other stockholders’ equity	13,065	11,873

Total stockholders’ equity	1,043,286	1,021,523

Total liabilities and stockholders’ equity	$1,197,901	$1,213,018